Exhibit 10.38

SIXTH AMENDMENT TO AMENDED AND RESTATED

REVENUE SHARING AND NOTE PURCHASE AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED REVENUE SHARING AND NOTE PURCHASE AGREEMENT (this “SIXTH Amendment”) is dated as of November 14, 2016 among Inventergy Global, Inc., a Delaware corporation (“Parent”), Inventergy, Inc. (“Owner”, and, collectively, the “Company”), DBD Credit Funding, LLC as collateral agent (the “Collateral Agent”), and the Revenue Participants and Note Purchasers (collectively, the “Purchasers”) thereto, and amends that certain Amended and Restated Revenue Sharing and Note Purchase Agreement between the Company, the Collateral Agent and the Purchasers originally dated as of October 1, 2014 and amended and restated as of February 25, 2015, and further amended as of October 30, 2015, as of November 30, 2015, as of March 1, 2016, as of August 19, 2016 and as of September 26, 2016 (such Agreement, as amended hereby and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”). Capitalized terms used and not otherwise defined in this Sixth Amendment shall have the meanings specified in the Agreement.

WHEREAS, the Company and the Purchasers are in discussions relating to a possible restructuring of the obligations provided under the Agreement. In light of those discussions and in order to permit sufficient time for such parties to reach agreement on the terms of such restructuring and, subject to agreement being reached, to implement such restructuring, the Company has requested (i) that no amortization payments shall be due and payable until November 21, 2016 and (ii) that the Liquidity maintenance requirement of not less than One Million Dollars ($1,000,000) be waived through November 21, 2016.

WHEREAS, the Purchasers are prepared to agree to the Company’s requests subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments. The Agreement shall be amended as follows:

1.01. Amortization. Section 2.2.4.3 of the Agreement shall be amended and restated as follows:

“2.2.4.3 Amortization. Commencing on November 21, 2016, the Company shall make monthly amortization payments on the Notes in an amount, as of the date of such payment, equal to (x) the then outstanding principal amount divided by (y) the number of months left until the Maturity Date. The amount of the monthly amortization payment shall be calculated by the Company, and provided to the Collateral Agent for review, initially prior to the first such payment and recalculated following any optional or mandatory prepayment”.

1.02. Disposition. Section 6.9.1 of the Agreement shall be amended and restated as follows:

“6.9.1.  Dispositions.  The Company shall not make any Disposition of any Patents or of any equity interests in Owner other than (i) entering into settlement agreements or non-exclusive licensing arrangements with respect to the Patents in pursuit of the Monetization Activities, (ii) sales of the Company’s proprietary hardware and software products in the ordinary course of business provided, for the avoidance of doubt, that no such arrangements shall permit the use of any Patents other than as required for the sale of such products; (iii) the entry into exclusive license agreements or sales of Patents with the written consent of the Majority Purchasers, such consent not to be unreasonably withheld, conditioned or delayed; and (iv) prior to December 2, 2015, the entry into contingency, revenue sharing or profit sharing arrangements with additional law firms, consultants or other professionals to the extent such arrangements are not inconsistent with the Purchasers’ rights in respect of the Monetization Revenues hereunder.  For the avoidance of doubt, prior to September 26, 2016, nothing in the foregoing shall be construed to prohibit Company from replacing or dividing existing agreements under substantially equivalent, or more favorable to the Company, financial and other terms than the Existing Encumbrances or such existing agreements.  Without limiting the foregoing, from and after September 26, 2016 until payment in full in cash of all Obligations, the Company shall not (w) make any Disposition of any Patents or of any equity interests in Owner, (x) shall not commence any new litigation or take any other material action in furtherance of Monetization Activities, (y) engage any broker or other professional in connection with any sale or other Disposition of any Patent or rights therein, or enter into any arrangements that provide any party with a right to payment based on the Company’s receipt of Monetization Revenues (including any contingency fee arrangements) or (z) grant any Lien or other rights with respect to any Patents, including, without limitation, non exclusive licensing arrangements, exclusive licensing arrangements or sales of Patents or interests therein, in each case, without the prior written consent of the Majority Purchasers, which consent may be granted or withheld in their sole discretion.  For the avoidance of doubt, proceeds of any Disposition of any Patents, or of any equity interest in Owner, shall constitute Monetization Revenues and shall be distributed in accordance with Section 2.9.”

1.03. Minimum Liquidity. Section 6.10 of the Agreement shall be amended and restated as follows:

“6.10 Minimum Liquidity. The Company shall maintain not less than (x) One Million Dollars ($1,000,000) in unrestricted cash and Cash Equivalents (“Liquidity”) from the Closing Date through November 1, 2015, (y) Two Hundred Thousand Dollars ($200,000) in Liquidity from March 1, 2016 through June 30, 2016, and (z) One Million Dollars ($1,000,000) in Liquidity from and after November 21, 2016, in each case not including amounts on deposit in the Cash Collateral Account except to the extent the Company is entitled to such amounts and shall provide weekly certifications demonstrating the Company’s Liquidity. Commencing November 21, 2016, such certifications demonstrating the Company’s Liquidity shall be provided by 5:00 p.m. PST on each Friday (or, if Friday is a bank holiday, on the immediately preceding day that is not a bank holiday), shall show Liquidity on that day and shall be accompanied by evidence satisfactory to the Collateral Agent.

Section 2. Effectiveness.

The effectiveness of this Sixth Amendment is subject to:

1. the receipt by the Collateral Agent of the following: (i) fully executed copies of this Sixth Amendment and (ii) an officer’s certificate from an Authorized Officer of the Company certifying that the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof in all material respects, and that there exists no Default or Event of Default, after giving effect to this Sixth Amendment; and

2. the Company’s payment of all fees and expenses (including attorneys’ fees) to the extent invoiced on or before the date hereof (including, without limitation, reasonable fees and disbursements of Ropes & Gray LLP) incurred by the Collateral Agent in connection with the preparation, negotiation, execution and delivery of this Sixth Amendment or otherwise owing under the Agreement; provided, that the Company agrees to promptly pay any additional such amounts invoiced following the effectiveness of the Sixth Amendment.

Section 3. Miscellaneous. Except as specifically amended or waived above, the Agreement and the other Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Sixth Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Purchaser under the Agreement or any Document, nor constitute a waiver of any provision of the Agreement or any Document, except as specifically provided by this Sixth Amendment. This Sixth Amendment is a Document, and a part of the Agreement, for all purposes of the Agreement. This Sixth Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Sixth Amendment are for reference only and shall not affect the construction of this Sixth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered as of the day and year first above written.

Revenue Participant:

CF DB EZ LLC

/s/ Constantine M. Dakolias
By: Constantine M. Dakolias
Title: President

Note Purchaser:

Drawbridge Special Opportunities Fund LP
By: Drawbridge Special Opportunities GP LLC, its general partner

/s/ Constantine M. Dakolias
By: Constantine M. Dakolias
Title: President

[Signature Page to Sixth Amendment]

Collateral Agent:

DBD Credit Funding LLC

/s/ Constantine M. Dakolias
By: Constantine M. Dakolias
Title: President

[Signature Page to Sixth Amendment]

Company:

INVENTERGY GLOBAL, INC.

/s/ Joseph W. Beyers
By: Joseph W. Beyers
Title: Chief Executive Officer and Chairman

INVENTERGY, INC.

/s/ Joseph W. Beyers
By: Joseph W. Beyers
Title: Chief Executive Officer and Chairman

[Signature Page to Sixth Amendment]